UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 28, 2004

(September 22, 2004)

American Financial Realty Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	1-31678	02-0604479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 The Fairway Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 887-2280

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2004, we entered into a definitive agreement with Bank of America, N.A. to purchase a portfolio of 252 properties consisting of 191 bank branches and 61 office buildings, aggregating 7.7 million square feet, for an aggregate purchase price of approximately $570 million (excluding transaction related expenses), which supersedes the May 10, 2004 letter of understanding for this acquisition. We expect to close the transaction on or about October 1, 2004. The agreement provides that Bank of America, N.A. will lease back from us approximately 4.7 million square feet, or 61%, of the portfolio for a term of 15 years at an annual triple net rental rate equal to approximately 8.6% of the purchase price for the leased space and will be entitled to occupy an additional approximately 1.5 million square feet, or 20%, of the portfolio on a rent-free basis for a weighted average term of six months. The lease will permit Bank of America to reduce its long-term leased premises by up to 200,000 square feet after the end of the second lease year upon payment of a termination fee equal to approximately $3.00 per square foot and up to 200,000 square feet after the end of the third lease year upon payment of an additional termination fee equal to approximately $4.50 per square foot. Additionally, Bank of America will have the right to reduce its long-term leased premises by up to 150,000 square feet after three and one-half lease years and eight and one-half lease years without penalty. Such rights will be cumulative, such that if Bank of America does not exercise its termination rights in any year, it shall carry over any such unexercised rights into future years. Bank of America Corporation will guarantee the lessee’s obligations under the leases. As of September 24, 2004, approximately 13% of the portfolio was leased to third party tenants. Approximately 6% of the portfolio will be acquired vacant.

We intend to initially finance approximately $315 million of our purchase price for the Bank of America portfolio with funds from our Deutsche Bank warehouse line of credit, which bears interest at LIBOR + 1.75%. We have negotiated with the lender to increase the maximum available under the warehouse facility to $400 million. We expect to negotiate permanent secured financing of up to $350 million on this portfolio in the first quarter of 2005 and then to repay borrowings on the warehouse facility.

We also recently negotiated with Bank of America a Universal Relocation Rights Agreement, which we expect to sign on or about October 1, 2004. This agreement, which is subject to final documentation, will give Bank of America the right to lease at fair market value available space throughout our portfolio and, in exchange, provide Bank of America with the option to terminate an equivalent amount of space (calculated on a gross rental basis) in other properties owned by us. Subject to certain exceptions, if the contract rent for the terminated space is greater than the fair market value of such terminated space, Bank of America will be required to make and additional rental payment to us to compensate for the difference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

        On September 22, 2004, we completed the acquisition of a major portfolio of properties from Wachovia Bank, N.A. The portfolio includes 140 properties aggregating approximately 7.6 million square feet. Our purchase price for the portfolio was approximately $512 million, excluding transaction related expenses. The portfolio includes 93 branches and both large and small office buildings, concentrated principally in the Eastern United States. Wachovia has leased approximately 4.7 million square feet, or 61%, of the portfolio for a 20-year term at an annual triple rental rate equal to approximately 8.5% of the purchase price for the leased space, and an additional 1.0 million square feet, or 13%, of the portfolio on a short term basis for rent equal to operating expenses for the properties. The lease permits Wachovia to reduce its leased premises by up to 5% after each of the fourth, ninth and fourteenth lease years without penalty. Such rights are cumulative, such that if Wachovia does not exercise its termination rights in the fourth and ninth years, it shall carry over any such unexercised rights into future years. Wachovia Corporation has guaranteed the lessee’s obligations under the leases. As of September 22, 2004, approximately 7% of the portfolio was leased to third party tenants, while the remaining approximately 19% of the portfolio was vacant. Within the entire portfolio, we acquired 24 non-core properties, aggregating approximately 2.0 million square feet, and we intend to immediately commence marketing these properties for sale.

We have negotiated $234 million in secured financing on the Wachovia portfolio at a fixed interest rate of 6.403%. The loan will bear interest at a floating rate of LIBOR + 1.50% for the first six months, before reverting to a fixed rate for the remainder of the term.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

With respect to the Wachovia transaction described under Item 2.01 hereof, we hereby furnish the following financial statements (incorporated by reference from the Form 8-K filed by the Company on July 23, 2004):

•	an audited combined statement of revenue and certain expenses and related notes for the year ended December 31, 2003 for the Wachovia transaction.

(b) Pro forma financial information.

With respect to the Wachovia transaction described under Item 2.01 hereof, we hereby furnish the following pro forma financial information (incorporated by reference from the Form 8-K filed by the Company on July 23, 2004):

•	an unaudited pro forma consolidated balance sheet as of March 31, 2004 and unaudited pro forma consolidated statements of operations for the three months ended March 31, 2004 and year ended December 31, 2003, in connection with the Wachovia transaction.

The following pro forma financial information will be provided by us by filing an amendment to this Form 8-K not later than 71 calendar days after the date that the initial report on Form 8-K must be filed with respect to the Wachovia transaction described under Item 2.01 hereof:

•	an unaudited pro forma consolidated balance sheet as of June 30, 2004 and unaudited pro forma consolidated statements of operations for the three months ended June 30, 2004 and year ended December 31, 2003, in connection with the Wachovia transaction.

(c)	Exhibits.

Exhibit Number	Exhibit Title
10.1	Agreement of Sale and Purchase, dated as of May 10, 2004, by and between First States Investors 3300, LLC and Wachovia Bank, National Association.
10.2	First Amendment to Agreement of Sale and Purchase, dated as of June 2 2004, by and between First States Investors 3300, LLC and Wachovia Bank, National Association.
10.3	Second Amendment to Agreement of Sale and Purchase, dated as of August 16, 2004, by and between First States Investors 3300, LLC and Wachovia Bank, National Association.
10.4	Third Amendment to Agreement of Sale and Purchase, dated as of September 22, 2004, by and between First States Investors 3300, LLC and Wachovia Bank, National Association.
10.5	Master Agreement Regarding Leases, dated as of September 22, 2004, by and between First States Investors 3300, LLC, as Landlord, and Wachovia Bank, National Association, as Tenant.
10.6	Lease Guaranty, dated as of September 22, 2004, executed by Wachovia Corporation in favor of First States Investors 3300, LLC.
10.7	Loan Agreement, dated as of September 22, 2004, by and between First States Investors 3300, LLC and Lehman Brothers Holdings Inc.
10.8	Promissory Note, dated as of September 22, 2004, by First States Investors 3300, LLC, in favor of Lehman Brothers Holdings Inc., in the principal amount of $219,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL REALTY TRUST

By:	/S/ EDWARD J. MATEY JR.
EDWARD J. MATEY JR. SENIOR VICE PRESIDENT AND GENERAL COUNSEL

Dated: September 28, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Agreement of Sale and Purchase, dated as of May 10, 2004, by and between First States Investors 3300, LLC and Wachovia Bank, National Association.
10.2	First Amendment to Agreement of Sale and Purchase, dated as of June 2 2004, by and between First States Investors 3300, LLC and Wachovia Bank, National Association.
10.3	Second Amendment to Agreement of Sale and Purchase, dated as of August 16, 2004, by and between First States Investors 3300, LLC and Wachovia Bank, National Association.
10.4	Third Amendment to Agreement of Sale and Purchase, dated as of September 22, 2004, by and between First States Investors 3300, LLC and Wachovia Bank, National Association.
10.5	Master Agreement Regarding Leases, dated as of September 22, 2004, by and between First States Investors 3300, LLC, as Landlord, and Wachovia Bank, National Association, as Tenant.
10.6	Lease Guaranty, dated as of September 22, 2004, executed by Wachovia Corporation in favor of First States Investors 3300, LLC.
10.7	Loan Agreement, dated as of September 22, 2004, by and between First States Investors 3300, LLC and Lehman Brothers Holdings Inc.
10.8	Promissory Note, dated as of September 22, 2004, by First States Investors 3300, LLC, in favor of Lehman Brothers Holdings Inc., in the principal amount of $219,000,000.